UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2008

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

See the information set forth in Item 2.03 of this current report on Form 8-K, which is incorporated by reference herein.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 9, 2008, ACCO Brands Corporation (the “Company”) and certain of its subsidiaries entered into a $75.0 million receivables securitization facility (the “Receivables Facility”).

Pursuant to a receivables sale and contribution agreement, dated as of January 9, 2008 (the “Receivables Sale and Contribution Agreement”) ACCO Brands USA LLC, a wholly-owned subsidiary of the Company, (the “Originator”) will sell, convey, transfer and assign or contribute certain accounts receivable and related rights (the “Receivables”) from time to time to ACCO Brands Receivables Funding LLC (“ACCO Funding”), a wholly-owned, special purpose subsidiary of the Company.  ACCO Funding is able to finance its purchase of eligible Receivables from the Originator through the non-recourse sale of undivided interests in the Receivables to the purchasers of such Receivables as described below.  ACCO Funding will be consolidated into the financial statements of the Company.  The Receivables Sale and Contribution Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.  Receivables of ACCO Funding are assets of ACCO Funding and not of the Company (and are not available to the creditors of the Company).

Pursuant to a receivables purchase agreement, dated as of January 9, 2008 (the “Receivables Purchase Agreement”) among the Originator, as Servicer, ACCO Funding as Seller, Gotham Funding Corporation as Purchaser and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent, ACCO Funding will sell from time to time certain undivided percentage ownership interests in the Receivables, related security, and the cash collections and proceeds of the Receivables (the “Purchaser Interests”).  The maximum amount of sales of Purchaser Interests under the Receivable Purchase Agreement is limited to $75.0 million, subject to terms and conditions of the Receivables Purchase Agreement.  Any funds drawn by the Company under the Receivables Facility will be used to pay down other Company debt or for other general corporate purposes.  Under the Receivables Facility the Company has undertaken to guaranty certain payment and performance obligations of the Originator.  The Receivables Purchase Agreement is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

Unless earlier terminated or subsequently extended pursuant to the terms of the Receivables Purchase Agreement, the Receivables Facility will expire on January 9, 2011.  Termination events are customary for facilities of this type and include, among others; failure to make payments, failure to perform or observe any term, covenant or agreement contained in the Receivables Purchase Agreement, a change in control or the occurrence of any one or more events further described under Section 7.01 of the Receivables Purchase Agreement.

The summary of the above agreements is qualified in its entirety by reference to the agreements filed as Exhibits 10.1 and 10.2 to this Report on Form 8-K and incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

10.1
Receivables Sale and Contribution Agreement, dated January 9, 2008, entered into by ACCO Brands Receivables Funding LLC as Buyer and ACCO Brands USA LLC as Originator, Servicer and sole member of ACCO Brands Receivables Funding LLC.

10.2
Receivables Purchase Agreement, dated January 9, 2008, entered into by ACCO Brands Receivables Funding LLC, as Seller, ACCO Brands USA LLC, as Servicer, Gotham Funding Corporation, as the Purchaser, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: January 10, 2008	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit

10.1
Receivables Sale and Contribution Agreement, dated January 9, 2008, entered into by ACCO Brands Receivables Funding LLC as Buyer and ACCO Brands USA LLC as Originator, Servicer and sole member of ACCO Brands Receivables Funding LLC.

10.2
Receivables Purchase Agreement, dated January 9, 2008, entered into by ACCO Brands Receivables Funding LLC, as Seller, ACCO Brands USA LLC, as Servicer, Gotham Funding Corporation, as the Purchaser, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the Agent.